Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"CHINA BIOPHARMACEUTICALS HOLDINGS, INC.", A DELAWARE CORPORATION,

WITH AND INTO "CBH ACQUISITION LLC" UNDER THE NAME OF "CBH ACQUISITION LLC", A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF OCTOBER, A.D. 2009, AT 8:04 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4617908 8100M

090977303

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7613293

DATE: 10-30-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 10/30/2009
FILED 08:04 AM 10/30/2009
SRV 090977303 - 4617908 FILE

CERTIFICATE OF MERGER

OF

CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

(a Delaware corporation)

AND

CBH ACQUISITION LLC

(a Delaware limited liability company)

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CBH Acquisition LLC, a Delaware limited liability company, and the name of the corporation being merged into this surviving limited liability company is China Biopharmaceuticals Holdings, Inc., a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities.

THIRD: The name of the surviving limited liability company is CBH Acquisition LLC.

FOURTH: The merger is to become effective upon filing.

FIFTH: The Agreement and Plan of Merger is on file at 420 Lexington Avenue, Suite 450, New York, NY 10170, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability company or stockholder of the constituent corporation.

IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate of Merger to be signed by an authorized person, the 29th day of October, 2009.

CBH ACQUISITION LLC

By: ______________________

Name: Robin Smith MD

Title: Authorized Person